EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Xeriant, Inc., a Nevada corporation (the “Company”), on Form 10-K for the year ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), Brian Carey, Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 28, 2026	By:	/s/ Brian Carey
Brian Carey
Chief Financial Officer (Principal Financial Officer)